EXHIBIT 4.9

                            SUPPLEMENT NO. 1 TO
                    FIRST PRIORITY NAVAL FLEET MORTGAGE

     THIS SUPPLEMENT NO. 1 TO FIRST PRIORITY NAVAL FLEET MORTGAGE (this "Supplement") is entered into as of this 8th day of September, 1993, by and between WILMINGTON TRUST COMPANY, a banking corporation organized under the laws of the State of Delaware, in its capacity as indenture trustee for the benefit of the holders of the Notes (as such term is defined in the below-defined Mortgage) (in such capacity, the "Mortgagee") pursuant to that certain Indenture dated as of December 23, 1992 by Global Marine Inc. to the Mortgagee (the "Indenture"), and GLOBAL MARINE NAUTILUS INC., a Delaware corporation (the "Owner").

                                 RECITALS:

     A. Reference is made to that certain First Priority Naval Fleet Mortgage dated March 17, 1993 by the Owner to the Mortgagee, preliminarily registered in the Public Registry Office of the Republic of Panama, Commercial Section, at Microjacket N-016716, Roll 39115, Image 0083 on March 23, 1993 (said First Priority Naval Fleet Mortgage being referred to herein as the "Original Mortgage"). Capitalized terms used herein and not otherwise defined have the meanings provided therefor in the Original Mortgage, as the same is amended and supplemented by this Supplement (the "Mortgage").

     B.   The Mortgage originally covered the following two
Panamanian-flag drilling rigs:
                                        Provisional
          Name                          Patente No.

          GLOMAR LABRADOR I             22378-NY
          GLOMAR MORAY FIRTH I          22379-NY

     C. Concurrently with the preliminary recordation of this Supplement, the GLOMAR MORAY FIRTH I was released from the lien of the Original Mortgage, pursuant to a certain Release of Vessel from Lien of First Priority Naval Fleet Mortgage dated September 8, 1993, preliminarily registered in the Public Registry Office of the Republic of Panama, Commercial Section, at Microjacket N-016716, Roll 39859, Image 0034 on September 10, 1993.

     D. The Owner is the owner of the following three Panamanian-flag drilling rigs: (i) TRANSOCEAN No. 5, of 4,298.84 gross tons and 4,298.84 net tons or thereabouts and 74.1 meters in length and 61.11 meters in width and 7.71 meters in depth,
(ii) GLOMAR ADRIATIC VI (formerly named TRANSOCEAN No. 6), of 4,298.84 gross tons and 4,298.84 net tons or thereabouts and
74.10 meters in length and 61.11 meters in width and 7.71 meters in depth, and (iii) GLOMAR ADRIATIC VII (formerly named TRANSOCEAN No. 7), of 4,507.39 gross tons and 4,507.00 net tons or thereabouts and 74.10 meters in length and 61.11 meters in width and 7.71 meters in depth (such three rigs, as more particularly described in Recital E below and in Section 2 hereof being hereinafter collectively referred to as the "New Rigs").

     E. Each of the New Rigs has been duly preliminarily documented in the name of the Owner under the laws of the Republic of Panama, as evidenced by: (i) as to TRANSOCEAN No. 5, Provisional Patente of Navigation No. 8991-PEXT-4, dated September 10, 1993, bearing instructional call letters of HO-3188, (ii) as to GLOMAR ADRIATIC VI, Provisional Patente of Navigation No. 9921-PEXT-6, dated September 10, 1993, bearing instructional call letters of 3EJD8, and (iii) as to GLOMAR ADRIATIC VII, Provisional Patente of Navigation No. 11305-PEXT-4, dated September 10, 1993, bearing instructional call letters of HO-5265.

     F. The Mortgagee and the Owner have agreed in the Mortgage and the Indenture that the Owner shall mortgage to the Mortgagee rigs acquired in substitution for Rigs released from the lien of the Mortgage, and the Mortgagee and the Owner wish to amend and supplement the Original Mortgage, on the terms and conditions hereof, in order to make the New Rigs subject to the lien of the Mortgage.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagee and the Owner hereby agree as follows:

     1. New Rigs Subject to Mortgage. The Original Mortgage is supplemented to reflect that each of the New Rigs (a) constitutes a "Rig" under the Mortgage, (b) is subject to the lien, terms and conditions of the Mortgage, and (c) is to be held by the Mortgagee subject to the agreements and conditions contained in the Mortgage. The definitions in the Original Mortgage of the terms "Rigs" and "Rig" are hereby amended to reflect that such terms refer to the GLOMAR LABRADOR I and the New Rigs, together with the related equipment and appurtenances described in the Granting Clause of the Mortgage.

     2. Granting Clause. To secure the payment and performance of the Notes, and all other amounts due and to become due under the Indenture and the Mortgage and to secure the performance and observance of and compliance with the terms and conditions in the Mortgage and in the Notes and the Indenture contained, the Owner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over unto the Mortgagee, the whole of the following rigs duly documented in the name of the Owner under the laws of the Republic of Panama and described as follows:

                         Provisional
Rig Type  Name           Patente No.    Home Port

Jackup    TRANSOCEAN No. 5     8991-PEXT-4  Panama City, Panama
Jackup    GLOMAR ADRIATIC VI   9921-PEXT-6  Panama City, Panama
Jackup    GLOMAR ADRIATIC VII  11305-PEXT-4 Panama City, Panama

together in each case with (and including in its definition) all its engines, boilers, machinery, masts, boats, anchors, spars, fillings, spare parts, cables, chains, rigging, tackle, gear, apparel, furniture, capstans, fittings, outfit, tools, drilling equipment (including without limitation top drive, derricks, drilling masts, rotary cables, substructures, draw works, engines, pumps, pumping equipment, blowout prevention equipment, drill pipe and drill bits) and other equipment, and all other appurtenances thereto now or at any time hereafter appertaining or belonging thereto, and whether onboard or not onboard, and also any and all additions, improvements and replacements hereafter made in and to each such rig or in and to its equipment and appurtenances as aforesaid, but excluding any third party equipment onboard such rig.

     TO HAVE AND TO HOLD, all and singular, the above mortgaged and described property unto the Mortgagee, its successors and assigns, to its and its successors' and assigns' own use, benefit and behoof forever, upon the terms set forth herein.

     The foregoing Granting Clause is subject to the two provisos to the Granting Clause contained in the Mortgage.

     3.   Amendment to Mortgage's Granting Clause.  The Granting
Clause of the Original Mortgage is hereby amended by deleting the list therein of the Rigs (which follows the colon therein) in its entirety and inserting the following in lieu thereof:

                              Provisional
"Rig Type  Name               Patente No.    Home Port

jackup    GLOMAR LABRADOR I   22378-NY        Panama City, Panama
jackup    TRANSOCEAN No. 5    8991-PEXT-4    Panama City, Panama
jackup    GLOMAR ADRIATIC VI  9921-PEXT-6    Panama City, Panama
jackup    GLOMAR ADRIATIC VII        11305-PEXT-4     PanamaCity,
Panama".

     4. Notice of Mortgage. The Owner shall comply with and satisfy all of the provisions of the laws of the Republic of Panama to establish and perfect after the execution and delivery of this Supplement, and thereafter to maintain, the Mortgage as a first priority naval fleet mortgage thereunder upon the Rigs.
The Owner shall place and retain properly certified copies of the Mortgage and this Supplement onboard each Rig with its papers and cause such certified copies to be exhibited to all persons having business with any Rig which might give rise to any lien thereon. A notice, reading as follows, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed, shall, within a reasonable time after the recordation of this Supplement, be placed and kept prominently exhibited on each Rig:

                          NOTICE OF
             "FIRST PRIORITY NAVAL FLEET MORTGAGE

          This Rig is owned by GLOBAL MARINE NAUTILUS
          INC., and is covered by a First Priority
          Naval Fleet Mortgage, as amended and
          supplemented by Supplement No. 1 thereto, in favor of WILMINGTON TRUST COMPANY, as Trustee for certain lenders, as mortgagee, under authority of Chapter V, Title IV of Book of
          Second Code of Commerce, as amended, and other pertinent legislation of the Republic of Panama. Under the terms of said Mortgage, neither GLOBAL MARINE NAUTILUS INC., any charterer, the master or agent of this Rig, nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Rig any other lien whatsoever other than liens for wages of a stevedore, or for wages of the crew of this Rig, for general average, or for salvage, including contract salvage, or, to the extent subordinate to the lien of said Mortgage, other liens incident to current operations or for repairs, and certain other liens permitted by the Mortgage."

     On demand of the Mortgagee, and at the Owner's sole expense, the Owner shall furnish to the Mortgagee from time to time such proof as the Mortgagee may reasonably request with respect to the foregoing provisions of this Section 4, and will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such other and further assurances and documents and take such further action as in the reasonable opinion of the Mortgagee may be required more effectively to subject each Rig to the lien of the Mortgage or more effectively to subject each Rig to the performance of the provisions of the Mortgage or to enable the Mortgage continuously to enjoy all the status and benefits of a first priority naval fleet mortgage.

     5. Information Regarding Mortgagee and Owner. The names, surnames and civil status, occupation and domicile of the Mortgagee and Owner are as follows:

     Mortgagee:

     Name:               Wilmington Trust Company

     Civil Status:       Banking corporation organized under
                         the laws of the State of Delaware

     Occupation:         Financial Institution

     Domicile:           1100 North Market Street
                         Rodney Square North
                         Wilmington, Delaware  19890
                         Attn:  Corporate Trust Administration
                         Telephone:  (302) 651-1828
                         Telefax:    302-651-8882

     Owner:

     Name:               Global Marine Nautilus Inc.

     Civil Status:       Corporation organized and existing
                         under the laws of the State of
                         Delaware

     Occupation:         Shipowner

     Domicile:           777 North Eldridge Road
                         Houston, Texas  77079
                         Attn:  Chief Financial Officer
                         Telephone:  (713) 596-5100
                         Telefax:    713-596-5196

     6. Acceptance by Mortgagee. The Mortgagee hereby accepts all of the terms and conditions set forth in this Supplement.

     7. Power of Attorney. The Mortgagee and the Owner declare that they hereby confer a special power of attorney on David de
C. Robles, or any of the members of the firm of De Castro & Robles, lawyers of Panama, Republic of Panama empowering each of them individually to take all necessary steps to file and register this Supplement in the appropriate registries in the Republic of Panama.

     8. Continuation of Covenants and Agreements. All of the covenants and agreements on the part of the Owner which are set forth in, and all of the rights, privileges, powers and immunities of the Mortgagee which are provided for in, the Mortgage shall continue to be and shall remain in full force and effect.

     9. Supplement to Mortgage. This Supplement is executed as and shall constitute an instrument supplemental to the Original
Mortgage and shall be construed with and as a part of the Original Mortgage.

     10. Full Force and Effect. Except as modified and expressly amended by this Supplement, the Original Mortgage is in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

                         [SIGNATURE PAGE FOLLOWS]





     11. Counterparts. This Supplement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original hereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this Supplement on the date and year first above written.

                         GLOBAL MARINE NAUTILUS INC.
                                        Owner



                         By:/s/ James L. McCulloch
                            Name: James L. McCulloch
                            Title: Vice President




                         WILMINGTON TRUST COMPANY,
                         in its capacity as indenture trustee
                         pursuant to the Indenture,
                                        Mortgagee



                         By:/s/ David A. Vanaskey, Jr.
                            Name: David A. Vanaskey, Jr.
                            Title: Senior Financial Services
                                  Officer




                              ACKNOWLEDGMENT


     I, the undersigned, NOTARY PUBLIC, duly authorized, admitted and sworn residing and practicing in New York County DO HEREBY CERTIFY THAT the signature which appears at the foot of the above written SUPPLEMENT NO. 1 TO FIRST PRIORITY NAVAL FLEET MORTGAGE is the authentic signature of the said James L. McCulloch of GLOBAL MARINE NAUTILUS INC., a Delaware corporation, who has produced sufficient proof of his/her power to execute the said SUPPLEMENT NO. 1 TO FIRST PRIORITY NAVAL FLEET MORTGAGE as Attorney-in-Fact of GLOBAL MARINE NAUTILUS INC.


                              IN TESTIMONY whereof I have
                              hereunto subscribed my name
                              and affixed my seal of office
                              this 9th day of September, 1993.



                              /s/ Yvonne R. Turner
                              Notary Public

                              ACKNOWLEDGMENT


     I, the undersigned, NOTARY PUBLIC, duly authorized, admitted and sworn residing and practicing in DO HEREBY CERTIFY THAT the signature which appears at the foot of the above written SUPPLEMENT NO. 1 TO FIRST PRIORITY NAVAL FLEET MORTGAGE is the authentic signature of the said of WILMINGTON TRUST COMPANY, a banking
corporation, organized under the laws of the State of Delaware (in its capacity as Trustee pursuant to an Indenture between said Trustee and Global Marine Inc. (acting on behalf of holders of certain Senior Secured Notes issued by Global Marine Inc. pursuant to said Indenture)), who has produced sufficient proof of his/her power to execute the said SUPPLEMENT NO. 1 TO FIRST PRIORITY NAVAL FLEET MORTGAGE as Attorney-in-Fact of WILMINGTON TRUST COMPANY.


                              IN TESTIMONY whereof I have
                              hereunto subscribed my name
                              and affixed my seal of office
                              this 8th day of September, 1993.




                              Notary Public